                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        SAKS HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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         filing fee is calculated and state how it was determined):
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
Saks Holdings, Inc.
12 East 49th Street
New York, New York 10017

                                                                   [LOGO]

Philip B. Miller
Chairman and
Chief Executive Officer

Dear Stockholder:

    We are pleased to invite you to the 1998 Annual Meeting of Stockholders for Saks Holdings, Inc. This year's meeting will be held at 10:00 a.m. on June 15, 1998 at the Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York. We look forward to your participation either in person or by proxy.

    The Notice of Meeting, the Proxy Statement and the proxy card from the Board of Directors are enclosed and provide further information concerning the agenda for the Annual Meeting, which includes the annual election of directors and a proposal to ratify the appointment of our independent auditing firm. The Board of Directors recommends that you vote "FOR" each of these items. Please refer to the enclosed Proxy Statement for detailed information on each of these proposals.

    It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend. Accordingly, you are requested to complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. Returning the proxy card by mail does not affect your ability to attend the Annual Meeting in person.

    We look forward to seeing you at the Annual Meeting on June 15, 1998.

                                          Sincerely yours,

                                          /s/ Philip B. Miller

                                          Philip B. Miller

                              SAKS HOLDINGS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 1998
                       10:00 A.M., EASTERN STANDARD TIME

                            ------------------------

To the Stockholders of

  Saks Holdings, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders of Saks Holdings, Inc. (the "Company") will be held at the Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York at 10:00 a.m., Eastern Standard time, on June 15, 1998 for the following purposes:

    1. To elect eight directors of the Company to serve until the next annual meeting and until their successors have been duly elected and qualified;

    2. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending January 30, 1999; and

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on April 20, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders of the Company as of the close of business on April 20, 1998 will be available for inspection by stockholders during normal business hours from June 4, 1998 through June 14, 1998 at the Company's executive offices at 12 East 49th Street, New York, New York 10017.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By order of the Board of Directors

                                          /s/ Joan F. Krey
                                          Joan F. Krey

                                          Corporate Secretary

May 1, 1998

                              SAKS HOLDINGS, INC.
                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Saks Holdings, Inc. (the "Company") for use at the annual meeting of stockholders to be held at 10:00 a.m., Eastern Standard time, on June 15, 1998, at the Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York, and at any adjournment thereof (the "Meeting"). The Company is the holding company for Saks & Company, a wholly-owned subsidiary that does business as Saks Fifth Avenue ("Saks").

    Written communications to the Company should be sent to the Company's office at 12 East 49th Street, New York, New York 10017. The Company can be reached by telephone at (212) 940-4048. This Proxy Statement and a proxy card, together with a copy of the Company's 1997 Annual Report, are first being mailed on or about May 1, 1998, to persons who were holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on April 20, 1998 (the "Record Date").

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Meeting, the holders of shares of Common Stock as of the Record Date will be asked to consider and vote on the proposals described in this Proxy Statement and on any other matter properly brought before the Meeting. With respect to any matter to come before the Meeting, holders of record of Common Stock will be entitled to one vote for each share of Common Stock held.

    The following is a brief summary of the proposals to be introduced at the Meeting by the Company. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement.

PROPOSAL 1

    Proposal 1 concerns the election of a board of eight directors. All of the Company's nominees for election to the Board of Directors are currently serving as members of the Board.

PROPOSAL 2

    Proposal 2 concerns ratification of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

VOTING AT THE MEETING

    The Board of Directors has fixed April 20, 1998 as the Record Date for the Meeting, and only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding and entitled to vote approximately 63,721,183 shares of the Common Stock.

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Meeting. The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors, up to the maximum number of directors to be chosen at the Meeting.

    Ratification of the appointment of the Company's independent public accountants and approval of any other business properly brought before the Meeting shall be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the Meeting and entitled to vote thereon, unless a higher vote is required for any such other matter under applicable state law or the Company's Amended and Restated Certificate of Incorporation or Bylaws.

    In accordance with Delaware law, abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any particular matter are included for purposes of determining the number of votes present on such matter. Broker Shares that are not voted on any particular matter at the Meeting will not be treated as entitled to vote on such matter.

PROXIES

    If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "FOR" each of the Company's nominees as director and "FOR" the ratification of Coopers & Lybrand L.L.P. as the Company's independent public accountants. Proxies will extend to, and be voted at, any adjournment of the Meeting.

    The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed under the advance notice requirements of the Company's Bylaws that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

    Any stockholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised
(i) by delivering written notice prior to the Meeting to the Secretary of the Company at the above address, (ii) by voting the shares represented by such proxy in person at the Meeting, or (iii) by giving a later dated proxy at any time before the voting. Attendance at the Meeting will not, by itself, revoke a proxy.

PROPOSAL 1. ELECTION OF DIRECTORS

    The eight individuals identified in the table below (the "Nominees") are the Company's nominees for election as directors at the Meeting. Directors are elected for terms of one year or until the next annual meeting of stockholders, and serve until resignation, or succession by election or appointment. All of the Nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any Nominee should become unavailable for election at the time of the Meeting, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee or the Board of Directors may choose to reduce the number of directors. The Board of Directors has no reason to believe that any Nominee will be unavailable to serve. All Nominees are currently serving on the Company's Board of Directors.

    The following table sets forth each Nominee's name, age as of March 31, 1998 and position. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

NAME                                                   AGE                              POSITION
--------------------------------------------------    ----- -----------------------------------------------------------------
Philip B. Miller..................................     59   Chairman, Chief Executive Officer and Director
Brian E. Kendrick.................................     44   Vice Chairman, Chief Operating Officer and Director
E. Garrett Bewkes III.............................     47   Director
Jon P. Hedley.....................................     37   Director
Charles J. Philippin..............................     47   Director
Brian Ruder.......................................     43   Director
Stephen I. Sadove.................................     46   Director
Savio W. Tung.....................................     46   Director

BACKGROUND OF NOMINEES

    The following is a brief account of the business experience of each of the Nominees. There are no family relationships among the Nominees or special agreements pursuant to which such persons have been nominated as directors of the Company.

    PHILIP B. MILLER is Chairman and Chief Executive Officer of both the Company and Saks. Mr. Miller was named to his current positions with the Company in March 1996 and with Saks in June 1993. Mr. Miller joined Saks in August 1990 as Vice Chairman and became Chief Operating Officer of Saks in 1992. Mr. Miller became Vice Chairman and a director of the Company in August 1990 and a Vice President of the Company in January 1991. Mr. Miller formerly was Chairman and Chief Executive Officer of Marshall Field's, joining that company in 1983 from Neiman Marcus, where he had been President since 1977.

    BRIAN E. KENDRICK is Vice Chairman and Chief Operating Officer of both the Company and Saks. Mr. Kendrick became Vice Chairman of the Company in March 1996, Vice Chairman of Saks in November 1994 and Chief Operating Officer of both the Company and Saks in August 1996. He joined Saks as Senior Vice President and Chief Financial Officer in April 1991 and became a director of the Company in February 1994. From 1981 to 1991, Mr. Kendrick was the Chief Financial Officer of Maison Blanche/Goudchaux, Inc. in Baton Rouge, Louisiana. In 1987 and 1988 he took a leave of absence to become the Chief Administrative Officer for the State of Louisiana.

    E. GARRETT BEWKES III became a director of Saks and the Company in June 1994. He is co-founder and Managing Principal of GarMark Advisors, LLC. He was an executive of Investcorp S.A. ("Investcorp"), its predecessor or one or more of its wholly-owned subsidiaries from March 1994 to November 1995. Prior to joining Investcorp, Mr. Bewkes was Vice Chairman and Co-head of the Investment Banking Department at Bear, Stearns & Co. Inc., where he also held the position of Senior Managing Director. Mr. Bewkes is a director of Headway Corporate Resources, Inc.

    JON P. HEDLEY became a director of Saks and the Company in October 1995. Mr. Hedley served as Secretary and Treasurer of the Company from September 1992 to August 1996. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since April 1990. Mr. Hedley is a director of CSK Auto Corporation and Simmons Company.

    CHARLES J. PHILIPPIN became a director of Saks and the Company in January 1995. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since October 1994. Prior to joining Investcorp, Mr. Philippin was a partner with Coopers & Lybrand L.L.P. Mr. Philippin is a director of CSK Auto Corporation, Falcon Building Products, Inc., Simmons Company, Star Markets, Inc. and The William Carter Company.

    BRIAN RUDER became a director of the Company in August 1996. Since March 1997, Mr. Ruder has served as Executive Vice President, Citibank, N.A. From 1988 until he assumed his current responsibilities, Mr. Ruder held various executive positions at H.J. Heinz Company or one of its operating divisions, most recently as President, Heinz USA Retail Products.

    STEPHEN I. SADOVE became a director of the Company in August 1996. Since December 1997, Mr. Sadove has served as President of Bristol-Myers Squibb, Worldwide Beauty Care and Nutritionals. Since 1991, Mr. Sadove has held various executive positions with Bristol-Myers Squibb, including President of Worldwide, Clairol, Inc.

    SAVIO W. TUNG became a director of the Company in April 1990. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since September 1984. Mr. Tung is a director of CSK Auto Corporation, Simmons Company and Star Markets, Inc.

COMMITTEES AND BOARD MEETINGS

    During fiscal 1997, there were 5 meetings of the Board of Directors. During 1997, each incumbent director attended 75% or more of the aggregate of the meetings of the Board and of the Board committees upon which he served.

    The Board has two standing committees, an Audit Committee and a Compensation and Human Resources Committee. The functions of the two committees are described below.

    AUDIT COMMITTEE. The Audit Committee meets with management, the Company's internal auditors and the Company's independent accountants to consider the adequacy of the Company's internal controls and financial reporting. The Audit Committee recommends the Company's independent accountants to the Board; discusses with the independent accountants their audit procedures, including the proposed scope and timing of the audit, the audit results and accompanying management letters; reviews the auditor's fees and services; and in general endeavors to ensure the independence of the auditors and accountants. The Audit Committee held 8 meetings during 1997. The current members of the Audit Committee are Messrs. Bewkes, who serves as Chairman of the Committee, Ruder and Sadove.

    COMPENSATION AND HUMAN RESOURCES COMMITTEE. The Compensation and Human Resources Committee reviews and approves the compensation and employee benefits of the executive officers of the Company, particularly those of the Chief Executive Officer and Chief Operating Officer, and reviews in general the policies relating to the compensation of senior management and other employees of Saks. In addition, the Compensation and Human Resources Committee administers the Company's Senior Management Stock Incentive Plan (the "Old Incentive Plan"), the 1996 Management Stock Incentive Plan (the "New Incentive Plan") and the Directors Plan. The Compensation and Human Resources Committee held 5 meetings in fiscal 1997 and on other occasions acted by written consent. The current members of the Compensation and Human Resources Committee are Messrs. Sadove, who serves as Chairman of the Committee, Bewkes, Hedley, Philippin, Ruder and Tung.

DIRECTORS' COMPENSATION

    Directors who were employees of the Company or executives of Investcorp received no separate compensation for serving as directors in fiscal 1997. Other directors received an annual retainer of $22,000, payments of $1,500 per meeting attended in person and $500 per telephonic meeting and reimbursement of out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees of the Board on which they serve. For fiscal 1997, Messrs. Bewkes, Sadove and Ruder each were granted a stock option to acquire 1,000 shares of Common Stock pursuant to the Directors' Stock Plan at an exercise price equal to the price of the Common Stock on the date of the 1997 annual meeting of stockholders, which options will fully vest on the date of the Meeting.

EXECUTIVE OFFICERS

    The following table sets forth the name, age as of March 31, 1998 and position of each executive officer of the Company. These executive officers in addition hold the same positions with Saks.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Philip B. Miller.....................................          59   Chairman, Chief Executive Officer and Director
Brian E. Kendrick....................................          44   Vice Chairman, Chief Operating Officer and Director
Jeanne B. Daniel.....................................          42   Executive Vice President-Merchandising
Christina Johnson....................................          47   Executive Vice President-Stores
Sheri Wilson-Gray....................................          47   Executive Vice President-Marketing
Mark E. Hood.........................................          45   Senior Vice President, Chief Financial Officer and
                                                                      Chief Accounting Officer
Joan F. Krey.........................................          52   Senior Vice President and Corporate Secretary

BACKGROUND OF EXECUTIVE OFFICERS

    The following is a brief account of the business experience of each of the executive officers of the Company other than Messrs. Miller and Kendrick, whose background is described above under "Election of Directors." There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company.

    JEANNE B. DANIEL became Executive Vice President-Merchandising of Saks in February 1998 and of the Company in April 1998. From 1986 until she assumed her current responsibilities, Ms. Daniel held various positions at Tiffany & Co., most recently as Executive Vice President, Merchandising and Marketing, a position she assumed in January 1997.

    CHRISTINA JOHNSON became Executive Vice President-Stores of Saks and the Company in August 1996. From 1992 until July 1996, Ms. Johnson served Saks as Senior Vice President and Regional Director of Stores. Ms. Johnson joined Saks in 1991 from Marshall Field's where she was Senior Vice President and General Merchandise Manager.

    SHERI WILSON-GRAY became Executive Vice President-Marketing of Saks in October 1997 and of the Company in April 1998. From April 1994 to September 1997, Ms. Wilson-Gray served as Senior Vice President of Saks. Ms. Wilson-Gray joined Saks in November 1991 as Vice President, Marketing.

    MARK E. HOOD became Senior Vice President and Chief Accounting Officer of Saks and the Company in August 1996 and became Chief Financial Officer of Saks and the Company in April 1998. Mr. Hood joined Saks in June 1995 as Vice President, Finance. From 1991 to June 1995, Mr. Hood served as Vice President and controller for Foley's Department Stores, a division of the May Department Stores Company.

    JOAN F. KREY became Senior Vice President of the Company and Saks in May 1997. Ms. Krey has served as Corporate Secretary of the Company since August 1996 and has served as General Counsel, Vice President and Corporate Secretary of Saks since August 1985.

EXECUTIVE COMPENSATION

    The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company who served as executive officers at the end of fiscal 1997 or who served as an executive officer of the Company during fiscal 1997 (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                                                            -------------
                                                             ANNUAL COMPENSATION(2)            SHARES
                                                       -----------------------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                              YEAR        SALARY       BONUS        OPTIONS     COMPENSATION
-----------------------------------------------------  ---------  ------------  ----------  -------------  -------------
Philip B. Miller.....................................       1997  $  1,200,000  $        0       161,250     $  61,614(3)
  Chairman and Chief Executive Officer                      1996     1,200,000     600,000       634,210        61,710
                                                            1995     1,100,000     360,000             0        59,567

Brian E. Kendrick....................................       1997       775,000           0        86,250         7,842(4)
  Vice Chairman and Chief Operating Officer                 1996       750,000     375,000       405,025         8,268
                                                            1995       666,667     225,000             0         8,347

Rose Marie Bravo(5)..................................       1997       568,750           0        86,250         7,842(6)
  President                                                 1996       750,000     375,000       402,070        51,219
                                                            1995       666,667     225,000             0        18,515

Owen E. Dorsey(7)....................................       1997       385,000           0        19,125         7,842(8)
  Executive Vice President                                  1996       378,750      60,000        79,805         7,211
                                                            1995       357,500      40,000             0       113,009

Richard F. Zannino(9)................................       1997       379,167           0        25,500         7,842(10)
  Executive Vice President, Chief Financial Officer         1996       330,833     150,000       117,470         6,468
  and Treasurer                                             1995       290,000      90,000        39,110         6,845

Christina Johnson....................................       1997       364,583         (11)       19,125         7,842(12)
  Executive Vice President                                  1996       350,000     115,000

------------------------

(1) The amounts indicated reflect compensation paid by Saks.

(2) Perquisites did not exceed $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers.

(3) Reflects (i) the value of insurance premiums paid by Saks in the amounts of $5,592, $3,359 and $10,414 with respect to supplementary medical benefits, long-term disability benefits and term life insurance, respectively, for the benefit of Mr. Miller, (ii) $2,250 of matching benefits paid by Saks under the Retirement Savings Plan and (iii) $40,000 paid by Saks for personal expenses allowance.

(4) Reflects (i) the value of insurance premiums paid by Saks in the amount of $5,592 with respect to supplementary medical benefits and term life insurance, respectively, for the benefit of Mr. Kendrick and (ii) $2,250 of matching benefits paid by Saks under the Retirement Savings Plan.

(5) Ms. Bravo served as President of the Company and Saks through October 1997.

(6) Reflects (i) the value of insurance premiums paid by Saks in the amount of $5,592 with respect to supplementary medical benefits for the benefit of Ms. Bravo, (ii) $2,250 of matching benefits paid by Saks under the Retirement Savings Plan and (iii) $4,722 paid by Saks for business related clothing discounts.

(7) Mr. Dorsey served as Executive Vice President of the Company and Saks through February 1998.

(8) Reflects (i) the value of insurance premiums paid by Saks in the amount of $5,592 with respect to supplementary medical benefits for the benefit of Mr. Dorsey and (ii) $2,250 of matching benefits paid by Saks under the Retirement Savings Plan.

(9) Mr. Zannino served as Executive Vice President and Chief Financial Officer of the Company and Saks and Treasurer of the Company through April 1998.

(10) Reflects (i) the value of insurance premiums paid by Saks in the amount of $5,592 with respect to supplementary medical benefits for the benefit of Mr. Zannino and (ii) $2,250 of matching benefits paid by Saks under the Retirement Savings Plan

(11) The fiscal year 1997 bonus for Ms. Johnson, as with certain other officers of the Company, has not been finalized.

(12) Reflects (i) the value of insurance premiums paid by Saks in the amount of $5,592 with respect to supplementary medical benefits for the benefit of Ms. Johnson and (ii) $2,250 of matching benefits paid by Saks under the Retirement Savings Plan.

    The following table sets forth information regarding grants of stock options by the Company during the fiscal year ended January 31, 1998 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                                       -----------------------------------------------------------
                                                                                                     POTENTIAL
                                                                                                      REALIZED
                                                                                                      VALUE AT
                                                                                                      ASSUMED
                                                                                                       ANNUAL
                                                                                                      RATES OF
                                       NUMBER OF    % OF TOTAL                                         STOCK
                                       SECURITIES    OPTIONS                  MARKET                   PRICE
                                       UNDERLYING   GRANTED TO               PRICE ON                APPRECIATION(2)
                                        OPTIONS    EMPLOYEES IN   EXERCISE   DATE OF    EXPIRATION   ----------
NAME                                   GRANTED(1)  FISCAL YEAR     PRICE      GRANT        DATE          5%
-------------------------------------  ----------  ------------   --------   --------   ----------   ----------
Philip B. Miller.....................     107,500       10%        $28.00     $24.625    5/28/07     $1,304,916
                                           53,750        5%        $40.00     $24.625    5/28/07     $    7,458
Brian E. Kendrick....................      57,500        5%        $28.00     $24.625    5/28/07     $  697,978
                                           28,750        3%        $40.00     $24.625    5/28/07     $    3,989
Rose Marie Bravo.....................      57,500        5%        $28.00     $24.625    5/28/07     $  697,978
                                           28,750        3%        $40.00     $24.625    5/28/07     $    3,989
Owen E. Dorsey.......................      12,750        1%        $28.00     $24.625    5/28/07     $  154,769
                                            6,375        1%        $40.00     $24.625    5/28/07     $      885
Richard F. Zannino...................      17,000        2%        $28.00     $24.625    5/28/07     $  206,359
                                            8,500        1%        $40.00     $24.625    5/28/07     $    2,359
Christina Johnson....................      12,750        1%        $28.00     $24.625    5/28/07     $  154,769
                                            6,375        1%        $40.00     $24.625    5/28/07     $      885



NAME                                       10%
-------------------------------------  -----------
Philip B. Miller.....................  $ 3,846,216
                                       $ 1,278,108
Brian E. Kendrick....................  $ 2,057,278
                                       $   683,639
Rose Marie Bravo.....................  $ 2,057,278
                                       $   683,639
Owen E. Dorsey.......................  $   456,179
                                       $   151,589
Richard F. Zannino...................  $   608,239
                                       $   202,119
Christina Johnson....................  $   456,179
                                       $   151,589

------------------------

(1) The option agreements provide that options will vest to the extent of one-quarter of the underlying securities on May 28, 1998, one-quarter on the first anniversary thereof, one-quarter on the second anniversary thereof, and one-quarter on the third anniversary thereof.

(2) These amounts are based on compounded annual rates of stock price appreciation of 5% and 10% over the ten-year term of the options, are mandated by the rules of the Securities and Exchange Commission and are not indicative of expected stock price performance. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock, overall market conditions, as well as the option holders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

    The following table provides information regarding the exercise of options during the fiscal year ended January 31, 1998, and the number and value of unexercised options held at January 31, 1998, by the Named Executive Officers.

                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1997
                     AND OPTION VALUES AT JANUARY 31, 1998

                                           SHARES                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                          ACQUIRED                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                             ON         VALUE          OPTIONS AT FY-END              AT FY-END(1)
NAME                                      EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------------  ---------  ------------  -----------  -------------  ------------  -------------
Philip B. Miller........................         --            --     422,807        372,653   $  1,816,581   $   908,284
Brian E. Kendrick.......................         --            --     270,016        221,259      1,256,775       628,388
Rose Marie Bravo........................    130,000  $    885,625          --             --             --            --
Owen E. Dorsey..........................     13,301       145,734      26,601         45,727         99,242        99,242
Richard F. Zannino......................     25,000       503,125      53,312         64,658        199,199       180,856
Christina Johnson.......................     21,067       315,873      23,900         45,858         81,686        81,679

------------------------

(1) Calculated on the basis of $22.50 per share, the fair market value of the Common Stock at January 30, 1998, less the exercise price payable for such shares.

                   PENSION AND SUPPLEMENTARY RETIREMENT PLANS

    Saks maintains a pension plan (the "Pension Plan"), which covers substantially all of the employees of Saks and its affiliates. Saks also maintains an unfunded supplemental pension plan (the "Supplemental Plan"), which covers certain senior executives of Saks. The following table sets forth estimated annual benefits payable upon retirement with regard to the Supplemental Plan, prior to any offset reductions.

                                    YEARS OF SERVICE(1)
REMUNERATION(2)      15          20          25          30          35
---------------  ----------  ----------  ----------  ----------  ----------
 $     250,000   $   75,000  $  100,000  $  125,000  $  125,000  $  125,000
       300,000       90,000     120,000     150,000     150,000     150,000
       400,000      130,000     160,000     200,000     200,000     200,000
       500,000      150,000     200,000     250,000     250,000     250,000
       750,000      225,000     300,000     375,000     375,000     375,000
     1,000,000      300,000     400,000     500,000     500,000     500,000
     1,320,000      396,000     528,000     660,000     660,000     660,000

------------------------

(1) At the end of the 1997 fiscal year, Mr. Miller had approximately 21 credited years of service (13 of which were granted to him pursuant to his employment agreement), Mr. Kendrick had approximately seven credited years of service, Mr. Zannino had five years of credited service, Mr. Dorsey had four years of credited service and Ms. Johnson had seven years of credited service. At the time of her termination of employment, Ms. Bravo had approximately five years of credited service.

(2) The compensation covered by the Supplemental Plan includes base salary only, and not bonus or other amounts. For each of the Named Officers, the current compensation covered by the Supplemental Plan does not differ by more than 10% from the amount listed in the "Salary" column of the Summary Compensation table. The amount of the supplemental pension to which a participant is entitled is an annual amount computed in the form of single life annuity equal to 2% of his or her Average Final Earnings multiplied by his or her years of credited service up to a maximum of 25 years, reduced by any amounts received due to the Pension Plan, primary Social Security benefits or matching amounts under the Retirement Savings Plan. "Average Final Earnings" for purposes of the Supplemental Plan is the average rate of the participant's salary for the last 36 calendar months of his or her credited service.

    Benefits under the Pension Plan are based primarily on years of service and the employees' compensation, subject to limitations under the Internal Revenue Code of 1986, as amended (the "Code"). The compensation covered by the Pension Plan includes base salary only, and not bonus or other amounts. Saks' policy is to fund the plan to satisfy the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). Generally, an employee is entitled upon retirement to annual payments for each year of service in the amount of 1% of his or her covered compensation received for that year of service. The estimated benefits payable upon retirement at normal retirement age for each Named Executive Officer as of January 31, 1998 is $12,969 (Mr. Miller), $12,969 (Mr. Kendrick), $8,458 (Ms. Bravo), $6,100 (Mr. Dorsey), $8,010 (Mr. Zannino) and $10,856 (Ms. Johnson).

    The Supplemental Plan covers the Chairman, Vice Chairman, Executive Vice Presidents and Senior Vice Presidents of Saks (the "Covered Employees") and those who were Vice Presidents and General Managers prior to July 1990. The Supplemental Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees in accordance with the provisions of ERISA. The Covered Employees have a nonforfeitable right to receive a supplemental pension upon five years of service in the covered position. Generally, the amount of the supplemental pension for a Covered Employee is an annual amount computed in the form of a single life annuity equal to 2% of the Final Average Earnings (as defined in the Supplemental Plan) multiplied by his or her years of service up to a maximum of 25 years, subject to offset reduction for Social Security benefits and for amounts received from Saks or its affiliates under any other qualified, formal or informal plan, including the Pension Plan.

EMPLOYMENT AGREEMENTS

    Saks has employment agreements with each of Mr. Miller, Mr. Kendrick, and Mr. Dorsey. Each agreement requires the executive officer to devote his or her full time and best efforts to Saks during the term of the agreement.

    PHILIP B. MILLER. The employment agreement with Mr. Miller commenced in March 1996 and continues until terminated by either party as provided therein. The agreement provides for an annual salary of $1.2 million plus increases based on the percentage increase, if any, in the Consumer Price Index, or by a greater amount, at the discretion of the Board of Directors of Saks. In addition, the agreement provides for the payment of an annual bonus as determined by the Board of Directors of Saks.

    If Saks terminates Mr. Miller's employment for any reason other than for death, disability, retirement or cause, or if Mr. Miller terminates his employment with Saks due to a breach by Saks of any of its obligations to Mr. Miller which breach is not cured within 30 days, Mr. Miller shall be entitled to receive an amount equal to three times his base salary then in effect and Standard Termination Amounts, as defined below. Mr. Miller is entitled to receive an identical amount if he voluntarily terminates his employment at any time when he is not a member of the Boards of Directors of both the Company and Saks. If Saks terminates Mr. Miller for "cause" (as defined in the agreement) or if Mr. Miller voluntarily terminates his employment except as described in the preceding sentences, Mr. Miller is entitled to receive Standard Termination Amounts. "Standard Termination Amounts" consist of pro-rated earned but unpaid salary, bonus, deferred compensation, certain expense allowances and unpaid or unreimbursed benefits under applicable benefit plans and programs.

    OTHER NAMED EXECUTIVE OFFICERS. Saks' employment agreements with Mr. Kendrick, and Mr. Dorsey each commenced in March 1996 and continue until terminated, The agreements provide for annual salaries of $750,000 and $360,000, respectively and a bonus payment at the discretion of the Board of Directors of Saks. The agreements further provide for annual performance and salary reviews, and for participation in all other bonus and benefit plans applicable to other similarly situated officers.

    If Saks terminates Mr. Kendrick's employment for any reason other than for death, disability, retirement or cause, or if Mr. Kendrick terminates his employment within three months of either Saks' assignment of duties inconsistent with his status as a senior executive officer of Saks or a substantial adverse alteration in the nature or status of his responsibilities, Mr. Kendrick is entitled to receive an amount equal to two times his base salary then in effect and Standard Termination Amounts. If Saks terminates Mr. Dorsey's employment for any reason other than for death, disability, retirement or cause, or Mr. Dorsey resigns after a material change in his duties, Mr. Dorsey is entitled to receive an amount in cash equal to his base salary then in effect, Standard Termination Amounts and benefits for one year following termination. If Saks terminates the employment of Mr. Kendrick or Mr. Dorsey for "cause" (as defined in each agreement) or if such officer voluntary terminates his employment other than under circumstances described earlier in this paragraph, such officer shall be entitled to receive Standard Termination Amounts.

    In March 1996, Saks had entered into an employment agreement with Ms. Bravo with terms substantially identical to those of the employment agreement with Mr. Kendrick, as described above. The agreement provided for an annual salary of $750,000. Pursuant to such agreement, Ms. Bravo was paid Standard Termination Amounts (pro-rated earned but unpaid salary bonus, deferred compensation, certain expense allowances and unpaid or unreimbursed benefits under applicable benefit plans and programs) in connection with her termination of employment with Saks.

    From time to time, Saks has extended loans to certain officers and directors. In March 1996, Mr. Kendrick executed a note in favor of Saks in the principal amount of $250,000, the proceeds of which were used to refinance an earlier note extended to cover relocation costs. The note matures in March 1999, bears interest at an annual rate of 8% and is secured by a pledge of Common Stock. At Saks' option, the principal of, and accrued interest on the note becomes immediately due upon the occurrence of certain events, including the termination of Mr. Kendrick's employment by Saks for any reason.

            REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
                           ON EXECUTIVE COMPENSATION

OPERATION OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

    The Compensation and Human Resources Committee of the Board of Directors of the Company (the "Committee") consists of Messrs. Sadove, who serves as Chairman of the Committee, Bewkes, Hedley, Philippin, Ruder and Tung, each of whom is a non-employee director of the Company. The overall compensation policy which the Committee pursues for the Company and Saks is to provide a reward structure that will motivate the Company's executives to assist in achieving the Company's strategic and financial goals, retain and attract competent personnel and link the interests of management and stockholders through equity-based compensation. The Committee also administers the Company's stock incentive plans.

    SENIOR EXECUTIVE COMPENSATION. The Company is the holding company for Saks & Company, a wholly-owned subsidiary that does business as Saks Fifth Avenue. The Company's executive officers are also executive officers of Saks. Mr. Miller and Mr. Kendrick, the Chief Executive Officer and the Chief Operating Officer of the Company, respectively (the "Principals"), have employment agreements with the Company that were negotiated prior to the Company's initial public offering. Under the Employment Agreements, each executive receives a base salary and is eligible to receive bonuses at the discretion of the Board of Directors. The Board of Directors has delegated to the Committee the authority to evaluate and recommend the level of bonuses for the Principals. For 1997, the key elements of compensation for the Principals were base salary and stock options issued as long-term incentive awards under the New Incentive Plan. The Committee evaluates the Chief Executive Officer's compensation on the same criteria applicable to the other Principal. Accordingly, the discussion in this Report of the Chief Executive Officer's compensation is combined with the discussion of the other Principal's compensation.

    COMPENSATION OF OTHER OFFICERS. Compensation of the Company's other executive officers consists generally of salary and annual bonus. These terms are generally reflected in employment agreements entered into with the officers which, as discussed above, provide the Company considerable discretion in the award of non-salary compensation. Periodically, these officers are also granted stock options. After reviewing the recommendations of the Principals, the Committee establishes annual bonus pools for the officers of Saks, including the Company's other executive officers, and ratifies the selection of performance criteria used under matrices for determining the size of such bonuses. The Principals then determine, subject to Committee oversight, the actual bonus amount paid to these other executive officers.

1997 FISCAL YEAR COMPENSATION

    BASE SALARY. The base salary of each of the Principals was set in accordance with his Employment Agreement which is subject to discretionary increases by the Board of Directors. Mr. Miller's base salary for 1997 was maintained at the level established in 1996. Mr. Kendrick received a raise in August 1997 in connection with his annual review. Ms. Johnson and Mr. Zannino each received a raise in August 1997 in connection with his or her annual review and again in January 1998 in connection with his or her assumption of increased responsibilities.

    STOCK OPTION GRANTS. Following the 1996 fiscal year, the Compensation Committee determined that, to motivate the Company's officers to enhance the Company's stock price, the Committee would make a two-tier option grant in May 1997. The size of the option grants were determined by the Committee in connection with the Committee's decisions with respect to annual cash bonuses. The first-tier stock options were granted at a price slightly above market price. The second-tier stock options were granted at a price significantly above market price in order to align the interests of management with greater stock appreciation.

    ANNUAL BONUS. The Committee met after the end of the 1997 fiscal year to determine the annual bonuses that the Committee would recommend to the Board of Directors for the Principals for the previous fiscal year. In determining the bonuses to be awarded to each of the Principals, the Committee had broad latitude to determine the performance criteria that it would consider for purposes of evaluating the Principals. Although the Committee determined that most of the Company's financial performance and personal performance goals had been met in fiscal 1997, because these achievements were not adequately recognized by the stock market, and in light of the options that were granted in May 1997, the Committee recommended, and the Board approved, that no annual cash bonuses be paid to the Principals. As of the date of this proxy statement, the Committee had not determined whether bonuses would be granted to other officers of Saks, and if so, the amount and basis of such bonuses.

SECTION 162(M)

    Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation received in any one year by certain executive officers of publicly traded companies, unless the compensation is paid under an arrangement that satisfies the Internal Revenue Code definition of "performance-based compensation." With respect to salary and bonus programs, the Committee believes that it is important to insure flexibility in the Company's compensation arrangements and criteria, even though this policy may result in payments that do not qualify as "performance-based compensation" under Section 162(m). Nevertheless, the Committee believes that amounts realized upon the exercise of employee stock options granted by the Company will qualify as "performance-based compensation," and therefore that such amounts will not count against the $1 million threshold. The Committee intends to review this issue from time to time in the context of evaluations of the Company's overall compensation policies.

                                          RESPECTFULLY SUBMITTED,

                                          COMPENSATION AND HUMAN RESOURCES
                                          COMMITTEE

                                          STEPHEN I. SADOVE, CHAIRMAN
                                          E. GARRETT BEWKES III
                                          JON P. HEDLEY
                                          CHARLES J. PHILIPPIN
                                          BRIAN RUDER
                                          SAVIO W. TUNG

    The above report of the Compensation and Human Resources Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the executive officers of the Company served on the Board of Directors or on the compensation committee of any other entity whose officers served either on the Board of Directors or on the compensation committee of the Company.

    Investcorp and its affiliates have an ownership interest in, control a majority of the voting stock of, and have directors serving on the board of directors of Ebel S.A. ("Ebel"), a Swiss manufacturer and distributor of watches, and Chaumet International S.A. ("Chaumet"), a French retailer of jewelry, gems and other luxury products. Saks distributes the products of Ebel and Chaumet through its stores. Saks believes that the terms of each these arrangements is on an arms' length basis. Except for these arrangements, Saks has no business relationships with Investcorp or any of its affiliates or related parties.

                         STOCK PRICE PERFORMANCE GRAPH

COMPARISON OF THE CUMULATIVE RETURN AMONG THE COMPANY, THE S&P 500 STOCK INDEX
  AND THE S&P RETAIL (DEPARTMENT STORES)-500 STOCK INDEX

    Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Retail (Department Stores)-500 Stock Index for the period commencing on May 22, 1996, the date of the Company's stock became publicly traded, and ending January 30, 1998, the last day of the Company's fiscal year in which the market was open. The graph and table assume that $100 was invested on May 22, 1996 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Retail (Department Stores)-500 Stock Index and that all dividends were reinvested. This data was furnished by Standard & Poor's Compustat Services, Inc.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          5/22/96    JAN-97     JAN-98
Saks Holdings, Inc            $100     $82.31     $64.98
Retail (Dept. Stores)
500                            100      88.19     115.66
S&P 500                        100     118.47     150.35

                                                                                                       INDEXED RETURNS
                                                                                           BASE       FISCAL YEAR ENDING
                                                                                          PERIOD     --------------------
COMPANY/INDEX                                                                             5/22/96      1/97       1/98
--------------------------------------------------------------------------------------  -----------  ---------  ---------
SAKS HOLDINGS INC.....................................................................   $     100   $   82.31  $   64.98
RETAIL (DEPT. STORES)-500.............................................................         100       88.19     115.66
S&P 500...............................................................................         100      118.47     150.35

PROPOSAL 2. RATIFICATION OF COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

    The selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for fiscal year 1998 has been approved by the Board of Directors. Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since 1990. The stockholders of the Company are requested to ratify this selection. This proposal is put before the stockholders in conformity with the general corporate governance and compliance practice of seeking stockholder approval of the selection of independent public accountants. If the stockholders do not approve this selection, the Board of Directors will reconsider the appointment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF COOPERS AND LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

    The audit for the Company for the fiscal year ending January 31, 1998, was conducted by Coopers & Lybrand L.L.P. A representative of Coopers & Lybrand L.L.P. is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all information is as of January 31, 1998. Unless otherwise indicated, all amounts reflected in the table represent shares in which the beneficial owners have sole voting and investment power.

                                                                                       NUMBER OF SHARES
                                                                                         BENEFICIALLY
NAME                                                                                         OWNED          PERCENT
-------------------------------------------------------------------------------------  -----------------  -----------
Investcorp S.A.......................................................................       9,584,049(1)       15.18%
SIPCO Limited........................................................................       9,570,049(2)       15.16%
His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud...................       3,398,189(3)        5.38%
Philip B. Miller.....................................................................         566,818(4)           *
Brian E. Kendrick....................................................................         278,771(4)           *
E. Garrett Bewkes III................................................................           1,500              *
Jon P. Hedley........................................................................          45,000              *
Charles J. Philippin.................................................................          15,000              *
Brian Ruder..........................................................................           5,000              *
Stephen I. Sadove....................................................................           1,000              *
Savio W. Tung........................................................................          99,325              *
Owen E. Dorsey.......................................................................          28,386(4)           *
Christina Johnson....................................................................          24,152(4)           *
Richard F. Zannino...................................................................          54,612(4)           *
All directors and executive officers as a group (13 people)..........................       1,096,162(5)         1.7%

------------------------

*   Less than one percent.

(1) Investcorp does not directly own any shares of Common Stock. Beneficial ownership includes 5,334,070 shares owned by two indirect, wholly-owned subsidiaries of Investcorp. The remainder of the shares shown as beneficially owned by Investcorp consists of the shares owned by certain Cayman Islands corporations, none of which is a beneficial owner of five percent or more of the Common Stock. Investcorp may be deemed to share beneficial ownership of the shares of Common Stock held by such entities because such entities or their stockholders or principals have entered into revocable management services or similar agreements with an affiliate of Investcorp pursuant to which each such entity has granted such affiliate the authority to direct the voting and disposition of the stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation, with its registered address at 37 rue Notre-Dame, Luxembourg.

(2) SIPCO Limited ("SIPCO") does not directly own any Common Stock. The number of shares shown as owned by SIPCO consists of the shares Investcorp is deemed to beneficially own. SIPCO may be deemed to control Investcorp through its ownership of a majority of the stock of a company which indirectly owns a majority of Investcorp's outstanding stock. SIPCO is a Cayman Islands corporation with its address at P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands, British West Indies.

(3) His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud does not directly own any Common Stock. The number of shares shown as owned by him include all of the shares held by SFA Saudi Holdings Limited, of which he owns a majority of the outstanding stock. Share ownership is based on information provided as of September 19, 1996. The business address of His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud is c/o Kingdom Establishment Trading and Contracting, P.O. Box 8653, Riyadh 11492, Saudi Arabia.

(4) Includes the following shares of Common Stock, purchasable within 60 days of January 31, 1998, upon the exercise of stock options by the following individuals: Mr. Miller (422,808 shares), Mr. Kendrick (270,016 shares), Ms. Johnson (21,067 shares), Mr. Dorsey (26,601 shares) and Mr. Zannino (53,312 shares).

(5) Includes shares of Common Stock purchasable within 60 days of January 31, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock to file reports of beneficial ownership with the Securities Exchange Commission, the New York Stock Exchange and the Company. Based solely upon its review of the copies of such forms received by it, the Company believes that, during fiscal year 1997, all filing requirements applicable to such persons were complied, except that in 1997 the Company did not file timely a form reporting options granted to Ms. Johnson in August 1996.

STOCKHOLDER PROPOSALS

    The Company's Bylaws permit stockholders to submit proposals which they believe should be voted upon at the Meeting or nominate persons for election to the Board of Directors. Any such proposals or nominations must comply with the advance notice provisions of the Company's Bylaws, as amended. The advance notice provision of the Company's Bylaws require that any proposal or nomination must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. The submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Meeting. To make a submission or to obtain additional information as to the proper form and content of the submissions, contact the Secretary of the Company at: Saks Holdings, Inc., Attn.: Secretary, 12 East 49th Street, New York, New York 10017; phone: (212) 940-4048.

    Pursuant to applicable rules under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 1999 Proxy Statement. Any such stockholder proposal must be submitted in writing to the Secretary of the Company no later than January 1, 1999. Stockholders interested in submitting such a proposal are advised to contact counsel with regards to the detailed requirements of such securities rules.

MISCELLANEOUS

    A copy of the Company's 1997 Annual Report to Stockholders has been delivered free of charge to stockholders with this solicitation. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 is available free of charge on request by writing to the Secretary of the Company at the Company's principal address.

    The costs of the solicitation of proxies will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed proxy and the Company's 1997 Annual Report, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or oral communications by directors, officers, or regular employees of the Company acting without special compensation.
                            ------------------------

    Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.

New York, New York
May 1, 1998

                              Front of Common Card


                                                          your votes as /X/
                                                          indicated by
                                                          this example

1. Election of Directors

   FOR all Nominees                 WITHHOLD
  listed to the right              AUTHORITY
(with exceptions noted)     to vote for all Nominees
                               listed to the right

        |_|                           |_|

NOMINEES: Philip B. Miller, Brian E. Kendrick, E. Garrett Bawkes III, Jon P. Hedley, Charles J. Philippin, Brian Ruder, Stephen I. Sadove and Savio W. Tung

Withheld for the following only: (Write the name(s) of the Nominee(s) in the space below,)

--------------------------------------------------------------------------------

                              I plan to attend the
                                 Annual Meeting.   |_|

2. Ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the 1998 fiscal year.

          FOR    AGAINST    ABSTAIN

          |_|      |_|        |_|

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

     Dated: ________________________________________________________, 1998


     ---------------------------------------------------------------------
                         Signature(s) of Stockholder(s)


     ---------------------------------------------------------------------
                      Signature(s) of Joint Stockholder(s)


     ---------------------------------------------------------------------
                                     Title

--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

           NOTICE: IF YOU PLAN ON ATTENDING THE 1998 ANNUAL MEETING,
                 PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.
                   AN ADMISSION TICKET WILL BE MAILED TO YOU.

           NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

                                      SAKS
                                     FIFTH
                                     AVENUE

                              Saks Holdings, Inc.
                         Annual Meeting of Stockholders
                     June 15, 1998, 10:00 a.m. (local time)
                              Chase Manhattan Bank
                                270 Park Avenue
                                   11th Floor
                               New York, New York

COMMON STOCK                                                        COMMON STOCK

                              SAKS HOLDINGS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 15, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      Philip B. Miller and Brian E. Kendrick, and each of them, with joint powers of substitution, are hereby authorized to represent and vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders of Saks Holdings, Inc. to be held at the Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York on Monday, June 15, 1998 at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 1, 1998, and a copy of the Annual Report for the year ended January 31, 1998.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. THE BOARD OF DIRECTORS OF SAKS HOLDINGS, INC. RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ON THE REVERSE SIDE AND FOR PROPOSAL 2. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE SO VOTED.

         THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE
                       REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

                              [Back of Common Card]

                              Front of Employee Card

                                                          your votes as /X/
                                                          indicated by
                                                          this example

1. Election of Directors

   FOR all Nominees                 WITHHOLD
  listed to the right              AUTHORITY
(with exceptions noted)     to vote for all Nominees
                               listed to the right

        |_|                           |_|

NOMINEES: Philip B. Miller, Brian E. Kendrick, E. Garrett Bawkes III, Jon P. Hedley, Charles J. Philippin, Brian Ruder, Stephen I. Sadove and Savio W. Tung

Withheld for the following only: (Write the name(s) of the Nominee(s) in the space below)

--------------------------------------------------------------------------------

                              I plan to attend the
                                 Annual Meeting.   |_|

2. Ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the 1998 fiscal year.

          FOR    AGAINST    ABSTAIN

          |_|      |_|        |_|

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

     Dated: ________________________________________________________, 1998


     ---------------------------------------------------------------------
                         Signature(s) of Stockholder(s)


     ---------------------------------------------------------------------
                      Signature(s) of Joint Stockholder(s)


     ---------------------------------------------------------------------
                                     Title

--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^


           NOTICE: IF YOU PLAN ON ATTENDING THE 1998 ANNUAL MEETING,
                 PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.
                   AN ADMISSION TICKET WILL BE MAILED TO YOU.

           NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

                                      SAKS
                                     FIFTH
                                     AVENUE

                              Saks Holdings, Inc.
                         Annual Meeting of Stockholders
                     June 15, 1998, 10:00 a.m. (local time)
                              Chase Manhattan Bank
                                270 Park Avenue
                                   11th Floor
                               New York, New York

COMMON STOCK                                                        COMMON STOCK

                        CONFIDENTIAL VOTING INSTRUCTIONS
                     TO: FIDELITY MANAGEMENT TRUST COMPANY
                              AS TRUSTEE UNDER THE
                SAKS FIFTH AVENUE 401(K) RETIREMENT SAVINGS PLAN
                              WITH RESPECT TO THE
                              SAKS HOLDINGS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 15, 1998

             THIS INSTRUCTION CARD IS SOLICITED BY THE PLAN TRUSTEE

I hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Saks Holdings, Inc. that are credited to my account under the above-referenced Plan at the Annual Meeting of Stockholders of Saks Holdings, Inc. to be held at the Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York on Monday, June 15, 1998 at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any instructions previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 1, 1998, and a copy of the Annual Report for the year ended January 31, 1998.

      THE SHARES REPRESENTED BY THIS INSTRUCTION CARD WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY THE UNDERSIGNED. THE BOARD OF DIRECTORS OF SAKS HOLDINGS, INC. RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ON THE REVERSE SIDE AND FOR PROPOSAL 2. IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE INSTRUCTION CARD WILL BE SO VOTED.

   THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE
                        REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

                             [Back of Employee Card]